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                                 BAKER & DANIELS
                         600 East 96th Street, Suite 600
                           Indianapolis, Indiana 46240
                                 (317) 569-9600
                               FAX (317) 569-4800
                              www.bakerdaniels.com

                                                                       EXHIBIT 8


March 28, 2003


American General Finance Corporation
601 N.W. Second Street
Evansville, Indiana  47708

         Re:      IncomeNotes Due Nine Months or More From Date of Issue

Ladies and Gentlemen:

                  We have acted as United States tax counsel for American General Finance Corporation, an Indiana corporation (the "Company"), in connection with the issuance and sale by the Company of up to $1,000,000,000 aggregate principal amount of the Company's IncomeNotes Due Nine Months or More From Date of Issue (the "Notes"), pursuant to:

                  (a) the Company's Registration Statement on Form S-3, Registration No. 333-100345 (the "Registration Statement"), and the Prospectus constituting a part thereof, dated October 18, 2002, relating to the issuance from time to time of up to $5,750,000,000 aggregate principal amount of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933 (the "1933 Act"); and

                  (b) the Prospectus Supplement, dated March 28, 2003, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 promulgated under the 1933 Act (the Prospectus dated October 18, 2002, and the Prospectus Supplement dated March 28, 2003, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, being hereinafter collectively referred to as the "Prospectus").

                  You have requested our opinion regarding certain United States federal income tax matters in connection with the offering of the Notes. The terms of the Notes are described in the Prospectus.
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                  We are of the opinion that the information set forth in the
Prospectus under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" is an accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Notes denominated and payable in U.S. dollars, all based on laws, regulations, rulings and decisions in effect on the date hereof.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Yours very truly,

                                                     /s/ BAKER & DANIELS